Exhibit 1.01

GOOGLE INC.

Class A Common Stock, par value $0.001 per Share

FORM OF DISTRIBUTION AGREEMENT

April 20, 2007

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

c/o Morgan Stanley & Co. Incorporated

       1585 Broadway

       New York, New York 10036

Dear Sirs:

Google Inc., a Delaware corporation (the “Company”), has created a program (the “Transferable Stock Option Program”) whereby eligible employees may sell certain transferable, vested employee stock options (the “Transferable Stock Options”) that were granted to them under the Company’s 2004 Stock Plan referred to below via a web-based auction system. The Company has appointed Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to act as the initial auction manager of the Transferable Stock Option Program (in such capacity, the “Auction Manager”) pursuant to the Development, Hosting and License Agreement dated April 20, 2007 (the “Licensing Agreement”) between the Company and Morgan Stanley. The Company has also authorized each of you (together with any other entities authorized by the Company pursuant to Section 13 (each acting as principal or as agent for an affiliate thereof, the “Bidders”)), to bid on the Transferable Stock Options offered for sale under the program pursuant to the Bidding Rules Agreement dated April 20, 2007 among the Company, the Bidders named therein, the Auction Manager and the Warrant Agent under the Warrant Agreement referred to below (the “Bidding Rules Agreement”).

When Transferable Stock Options are sold under the Transferable Stock Option Program, certain terms governing such Transferable Stock Options pursuant to their respective stock option agreements will automatically be amended as described in the Warrant Agreement dated April 20, 2007 among the Company, Citigroup Global Markets Inc., as Warrant Agent (the “Warrant Agent”) and the Warrantholders named therein (as amended and supplemented from time to time, the “Warrant Agreement”). Transferable Stock Options sold under the program will be referred to herein as “Warrants.” The Company expects that, subject to the provisions described herein, the Transferable Stock Option Program will begin on the Commencement Date (as defined in Section 2(b)) and continue until the close of trading on the last Exchange Business Day (as defined in the Warrant Agreement) of the second month of the Company’s second fiscal quarter. Thereafter, the Company expects that, subject to the provisions described herein and any changes that the Company may make to its insider trading policy, the Transferable Stock

Option Program will recommence at the beginning of the second Exchange Business Day following each date of public disclosure of the financial results for a completed fiscal quarter (each such date, a “Subsequent Commencement Date”) and continue until the close of trading on the last Exchange Business Day of the second month of the next succeeding fiscal quarter.

Each Bidder has agreed to hedge its (or its affiliate’s) equity price risk in owning the Warrants by short selling shares of the Company’s class A common stock, par value $0.001 per share (the “Shares”). To facilitate these short sales and to implement other aspects of the Transferable Stock Option Program, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-142243) registering, among other things, offers and sales of Shares and grants of Transferable Stock Options. The registration statement, including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” The Registration Statement contains two forms of prospectus. One form of prospectus will be used by the Company in connection with the offer and sale by the Company of Shares upon exercise of options currently outstanding under the 2004 Stock Plan adopted by the Company’s board of directors on April 26, 2004 (the “2004 Stock Plan”) and in connection with grants of future stock-based awards, including Transferable Stock Options, under the 2004 Stock Plan (the “2004 Stock Plan Prospectus”). The second form of prospectus will be used by the Bidders in connection with short sales of Shares to hedge their or their affiliates’ equity price risk in owning Warrants purchased under the Transferable Stock Option Program (the “Hedging Prospectus”). The Registration Statement contains one Hedging Prospectus for each Bidder. The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectuses included in the Registration Statement or additional prospectuses that will describe any relevant changes in the Transferable Stock Option Program, including any changes in the identities of the Bidders.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “Time of Sale” in respect of the initial short sale of any Shares with respect to the full notional amount of Shares underlying Warrants (the “Initial Short Sale”) means any time at or prior to the confirmation of such Initial Short Sale (and, for the avoidance of doubt, excludes any short sales or confirmation of short sales related to the dynamic hedging in respect of such Warrants of a Bidder subsequent to such Bidder’s Initial Short Sale). “Time of Sale Prospectus” in connection with any Initial Short Sale means the relevant Hedging Prospectus that names the Bidder that shorted such Shares, together with the free writing prospectuses, if any, each identified in Schedule I hereto. As used herein, the terms “Registration Statement,” “Time of Sale Prospectus” and “Hedging Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Hedging Prospectus, each Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each Bidder and each affiliate of a Bidder that is a party to the Warrant

Agreement as of each Purchase Date, each Issue Date (as such terms are defined in the Warrant Agreement) and each Time of Sale with respect to short sales of Shares to hedge a Warrant purchased under the Transferable Stock Option Program and as of each date the Registration Statement or the Hedging Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and each Hedging Prospectus, each as amended or supplemented to each such date):

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, in any Time of Sale Prospectus or in the Hedging Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement and the Hedging Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) each Time of Sale Prospectus and the Hedging Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case exclusive of any amendments or supplements subsequent to the relevant Time of Sale), except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, any Time of Sale Prospectus or the Hedging Prospectus based upon information relating to the relevant Bidder furnished to the Company in writing by such Bidder expressly for use therein.

(iii) Any free writing prospectus not relating solely to the 2004 Stock Plan Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus not relating solely to the 2004 Stock Plan Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectuses each furnished to each Bidder before the later of first use and the Commencement Date (as defined below), the Company has not prepared, used or referred to, and will not, without the prior consent of each Bidder, prepare, use or refer to, any free writing prospectus not relating to the 2004 Stock Plan Prospectus.

(iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Hedging Prospectus and each Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(vi) Each of the Warrant Agreement, the Licensing Agreement and the Bidding Rules Agreement (collectively, the “Program Agreements”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(vii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in or incorporated by reference into each Time of Sale Prospectus and the Hedging Prospectus.

(viii) The Shares outstanding prior to the issuance of the Shares to be delivered to each Bidder by the Company upon the exercise of any Warrant have been duly authorized by the Company and are validly issued, fully paid and non assessable.

(ix) The Shares to be delivered to you by the Company upon the exercise of any Warrant have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Warrant Agreement and such Warrant, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(x) The Transferable Stock Options offered for sale under the Transferable Stock Option Program may be transferred under the Transferable Stock Option Program.

(xi) When a Warrant has been delivered to and duly paid for by the purchaser thereof pursuant to the Transferable Stock Option Program, such Warrant will be entitled to the benefits of the Warrant Agreement and will be a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(xii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Program Agreements and the Warrants will not contravene (A) any provision of applicable law; (B) the certificate of incorporation or by-laws of the Company; (C) any agreement or other instrument binding upon the Company; or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except, in the case of (A), (C) and (D), for contraventions that would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement, the Program Agreements or the Warrants (a “Material Adverse Effect”), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Program Agreements or the Warrants, except such as (y) may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and short sale of the Shares or (z) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(xiii) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Hedging Prospectus or any Time of Sale Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Hedging Prospectus or any Time of Sale Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xiv) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xv) Except for the Third Amended and Restated Investor Rights Agreement, dated May 31, 2002, as amended, filed as an exhibit to the Company’s Form S-1 (333-14984), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the securities registered pursuant to the Registration Statement.

(xvi) To the knowledge of the Company or except as disclosed in the Time of Sale Prospectus or the Hedging Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not result in a Material Adverse Effect; and, except as described in the Time of Sale Prospectus or the Hedging Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xvii) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, each Time of Sale Prospectus or the Hedging Prospectus comply or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, each Time of Sale Prospectus or the Hedging Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(b) The Company represents and warrants to and agrees with each Bidder and each affiliate of a Bidder that is a party to the Warrant Agreement as of the Commencement Date and each Subsequent Commencement Date, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and each Hedging Prospectus, each as amended or supplemented to each such date):

(i) The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement.

(ii) There has not occurred any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Hedging Prospectus or any Time of Sale Prospectus (in each case exclusive of any amendments or supplements subsequent to the relevant Time of Sale).

(iii) After giving effect to the delivery of Shares upon exercise of the Warrants and the application of the proceeds thereof as described in the Hedging Prospectus, the Company will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(iv) The Company is aware of no reason that its periodic reports required to be filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act would not be accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) amounts reflected on the Company’s balance sheet for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

2. Bidders’ Obligations.

(a) Each Bidder’s obligations to the Company under this Agreement, the Bidding Rules Agreement and the Transferable Stock Option Program and its obligation to bid for Transferable Stock Options in accordance with the Bidding Rules Agreement shall be subject to the conditions set forth in Section 5 hereof.

(b) Delivery. The documents required to be delivered by Section 5 of this Agreement as a condition precedent to each Bidder’s respective obligations under this Agreement, the Bidding Rules Agreement and the Transferable Stock Option Program shall be delivered at the Palo Alto, California office of Wilson Sonsini Goodrich & Rosati, not later than 4:00 p.m., California time, on the date hereof, or at such other time and/or place as the Bidders and the Company may agree upon in writing, but in no event later than the day prior to the date on which the Bidders begin submitting bids to purchase Transferable Stock Options pursuant to the terms of the Bidding Rules Agreement. The date of delivery of such documents to the Bidders is referred to herein as the “Commencement Date.”

(c) Free Writing Prospectuses. In connection with each Bidder’s actions hereunder, each Bidder represents and agrees that, unless it obtains the prior consent of the Company, such Bidder will not make any offer relating to the Initial Short Sale that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

(d) Obligation to Timely Complete Initial Short Sale. Unless an Unscheduled Blackout Period is in effect, each Bidder shall complete the Initial Short Sale for each Warrant that such Bidder purchases under the Transferable Stock Option Program as soon as reasonably practicable following the purchase of such Warrant.

(e) Covenant Not to Sue for 10b5-1 Plans. Each Bidder, on its own behalf and on behalf of its affiliates involved in the Transferable Stock Option Program, hereby agrees that it and such affiliates will at no time bring, or cooperate with or assist a third party (other than a governmental entity or self-regulatory organization) to bring, any claim, action, suit or other proceeding against any employee of the Company or its affiliates alleging that such employee violated Section 10 of the Exchange Act, any rule promulgated thereunder or any similar law, or committed fraud, manipulation, insider trading or any similar tort with respect to the sale, in compliance with Rule 10b5-1 under the Exchange Act, by such employee of a Transferable Stock Option pursuant to one or more plans approved by the Company for trading in securities. For the avoidance of doubt, this Section 2(e) shall not restrict any Bidder’s ability to bring any action against the Company.

(f) Bidder’s Obligations Several. Each Bidder’s representations and obligations hereunder are several and not joint representations or obligations with any other Bidder.

3. Blackouts.

(a) Bidders shall not use the Hedging Prospectus or any Time of Sale Prospectus and shall not submit bids to purchase Transferable Stock Options under the Transferable Stock Option Program during any Earnings Blackout Period. “Earnings Blackout Period” shall mean any time other than the period beginning on the second Exchange Business Day (as defined in the Warrant Agreement) following the date (the “release date”) on which the Company releases its quarterly or annual financial results and ending at the close of trading on the last Exchange Business Day of the second month of each of the Company’s fiscal quarters; provided, however, that the Company may modify the exact dates for such Earnings Blackout Period upon ten (10) days’ notice to each Designated Person (as defined below).

(b) The Company also reserves the right, in its sole discretion, to instruct the Bidders to suspend, for any period of time or permanently, the use of the Hedging Prospectus or any Time of Sale Prospectus and the submission of bids to purchase Transferable Stock Options pursuant to the Transferable Stock Option Program. The Company may elect to have the suspension period begin as soon as possible or may specify that the suspension period will begin on a future date (the “Suspension Start Date”) specified in the notice of suspension. The Company shall provide notice of any such suspension (in electronic or telephonic form) to each person designated by a Bidder as set forth in Schedule II (a “Designated Person”). If the Company provides the Bidders with at least three Exchange Business Days’ prior notice of the Suspension Start Date, each Bidder will suspend the use of the Hedging Prospectus or any Time of Sale Prospectus and the submission of bids to purchase Transferable Stock Options prior to the Suspension Start Date. If the Company does not provide the Bidders with at least three Exchange Business Days’ prior notice of the Suspension Start Date, each Bidder will use commercially reasonable efforts to suspend use of the Hedging Prospectus or any Time of Sale Prospectus and the submission of bids to purchase Transferable Stock Options as soon as possible. In either case, any such suspension shall continue until such time as the Company has advised such Designated Persons that the use of such prospectuses and the submission of bids may be resumed. The period during which the use of the Hedging Prospectus or any Time of Sale Prospectus and the submission of bids to purchase Transferable Stock Options are suspended pursuant to this Section 3(b) or Section 4(e) is referred to herein as an “Unscheduled Blackout Period.”

(c) During any Earnings Blackout Period or any Unscheduled Blackout Period, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5 and 6; provided, however, that no Bidder shall be required to resume submitting bids to purchase Transferable Stock Options following an Earnings Blackout Period or Unscheduled Blackout Period until the Company has delivered such certificates, opinions and letters as such Bidder may request.

(d) If (i) the Company does not provide at least three Exchange Business Days’ prior notice of an Unscheduled Blackout Period, (ii) a Bidder was not able, prior to such Unscheduled Blackout Period, to establish its Initial Short Sale with respect to any Warrants it purchased during the three Exchange Business Days prior to such Unscheduled Blackout Period (the “Affected Warrants”) and (iii) such Bidder had otherwise complied with Section 2(d) with respect to the Affected Warrants, then, when the Hedging Prospectus or any Time of Sale Prospectus again becomes available, such Bidder shall establish its Initial Short Sale, or complete the establishment of its Initial Short Sale, with respect to such Affected Warrants as soon as reasonably practicable following the availability of such Hedging Prospectus or Time of Sale Prospectus. After the Hedging Prospectus or any Time of Sale Prospectus again becomes available (or on the Expiration Date, as defined in the Warrant Agreement, if earlier), such Bidder shall determine the difference, if any, between the fair value of such Affected Warrants as of their Purchase Date and the fair value of such Affected Warrants on the earlier of (i) the date such Bidder was able in a commercially reasonable manner pursuant to Section 2(d) to establish, or complete the establishment of, its Initial Short Sale with respect to such Affected Warrants and (ii) the Expiration Date of such Affected Warrants (plus such Bidder’s cost of funding the purchase price of such Affected Warrants for the period from such Purchase Date to the earlier of the dates described in clauses (i) and (ii) above) (such amount, the “Value Difference”). If the Value Difference is greater than zero, the Company shall pay the Value Difference to such Bidder, and if the Value Difference is less than zero, such Bidder shall pay the absolute value of the Value Difference to the Company. In each case such amount shall be paid five Exchange Business Days after the determination of such Value Difference. If the Hedging Prospectus or any Time of Sale

Prospectus has not become available on or prior to the Expiration Date of any Warrant, the delivery of any Shares to be delivered upon the exercise of such Warrant shall be made pursuant to Section 5.08 of the Warrant Agreement as if such Shares were Warrant Termination Delivery Property delivered under the Warrant Termination Alternative (as such terms are defined in the Warrant Agreement).

4. Agreements. The Company agrees with each Bidder that:

(a) The Company will furnish (by actual delivery or by filing on EDGAR) to each Bidder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company relating to the Initial Short Sale, and the Company will not use or refer to any such proposed free writing prospectus to which any Bidder reasonably objects.

(b) The Company will not take any action that would result in any Bidder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus not relating solely to the 2004 Stock Plan Prospectus prepared by any Bidder or on any Bidder’s behalf that such Bidder otherwise would not have been required to file thereunder.

(c) Other than during any Earnings Blackout Period or any Unscheduled Blackout Period, if any event shall occur or condition exist as a result of which any Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of any Bidder’s counsel, it is necessary to amend or supplement any Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish (by actual delivery or by filing on EDGAR), at the Company’s own expense, to each Bidder, either amendments or supplements to each affected Time of Sale Prospectus so that the statements in such Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to such Bidder, be misleading, or so that each Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that each Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d) Prior to the termination of the Transferable Stock Option Program, the Company shall not file any Time of Sale Prospectus, prospectus supplement (other than a prospectus supplement relating solely to the 2004 Stock Plan Prospectus) or any amendment to the Registration Statement relating to Initial Short Sales unless the Company has previously furnished to each Bidder a copy thereof for its review and will not file any such proposed supplement or amendment to which any Bidder reasonably objects; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will use commercially reasonable efforts to cause any supplement to the Hedging Prospectus and any new Hedging Prospectus to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act as soon as reasonably practicable. Except for the filing of any of the Company’s periodic reports required to be filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, the Company will promptly advise each Bidder of (i) the filing of any amendment or supplement to the Hedging Prospectus, (ii) the filing of any new Hedging Prospectus, (iii) the filing and effectiveness of any amendment to the Registration Statement, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Hedging Prospectus or for any additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Hedging Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in such Hedging Prospectus, no Bidder shall be obligated to submit bids to purchase Transferable Stock Options so long as such Bidder is not reasonably satisfied with such document.

(e) Unless an Earnings Blackout Period or any Unscheduled Blackout Period is already in effect, if, at any time when the Hedging Prospectus is required to be delivered under the Securities Act, (i) any event occurs or condition exists as a result of which the Hedging Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Hedging Prospectus, as then amended or supplemented, is to be delivered by such Bidder, not misleading or (ii) in any Bidder’s opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Hedging Prospectus, as then amended or supplemented, to comply with applicable law, the Company will use commercially reasonable efforts to immediately notify (electronically or telephonically) each Designated Person to suspend the use of the Hedging Prospectus and the submission of bids for Transferable Stock Options. Such notification shall constitute a Suspension Start Date for purposes of Section 3(b) and the initiation of an Unscheduled Blackout Period on such Suspension Start Date for purposes of Section 3(d).

(f) Except for the filing of any of the Company’s periodic reports required to be filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, if, as a result of the circumstances described in Section 4(e), the Company shall decide to amend or supplement the Registration Statement or the Hedging Prospectus, as each may then be amended or supplemented, it shall so advise each Designated Person promptly by telephone (with confirmation in writing either electronically or via facsimile) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Hedging Prospectus, as each may then be amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Hedging Prospectus to each Bidder in such quantities as such Bidder may reasonably request. If any documents, certificates, opinions and letters furnished to a Bidder pursuant to Section 4(h) and Sections 5 and 6 in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Bidder, upon the filing with the Commission of such amendment or supplement to the Hedging Prospectus or upon the effectiveness of an amendment to the Registration Statement, such Bidder will resume the submission of bids to purchase Transferable Stock Options under the Transferable Stock Option Program.

(g) The Company will, on any business day prior to the termination of the Transferable Stock Option Program, furnish to each of you upon request and without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Hedging Prospectus, as may then be amended or supplemented (including any Time of Sale Prospectus), as each of you may reasonably request.

(h) During the term of this Agreement, the Company shall furnish to each of you such relevant documents and certificates of officers of the Company relating to the business, management, financial position, results of operations and prospectus of the Company, the Registration Statement, the Hedging Prospectus (including any amendments or supplements thereto), any Time of Sale Prospectus, the Program Agreements, this Agreement, the Warrants and the performance by the Company of its obligations hereunder or thereunder as any of you may from time to time reasonably request.

(i) The Company will, promptly following each release date, make appropriate officers of the Company available to the Bidders and their counsel to enable the Bidders to conduct a reasonable due diligence review of the Company’s business, management, financial position and results of operations.

(j) The Company shall notify each of you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the debt securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(k) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the Program Agreements and the Warrants, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, and of the Warrant Agent (as defined in the Warrant Agreement) and its counsel, in connection with the registration of short sales of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Hedging Prospectus, any Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Initial Short Sales (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to each of you, in the quantities hereinabove specified, (ii) all filing fees and the reasonable fees and disbursements of your respective counsel incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. and (iii) the costs and charges of any transfer agent, registrar or depositary. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnification and Contribution” and the License Agreement, each of you will pay all of your respective costs and expenses, including fees and disbursements of your respective counsel.

5. Conditions. Each Bidder’s obligations to the Company under this Agreement, the Bidding Rules Agreement and the Transferable Stock Option Program and its obligation to bid for Transferable Stock Options in accordance with the Bidding Rules Agreement will be subject to (i) the condition that the Registration Statement shall have become and continue to be effective and available at all times other than during an Earnings Blackout Period or an Unscheduled Blackout Period, (ii) the accuracy of the representations and warranties on the part of the Company herein, (iii) the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, (iv) the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and (v) the following additional conditions precedent when and as specified:

(a) Prior to any submission of any bid for a Transferable Stock Option, and prior to the Purchase Date, the Issue Date and the Time of Sale with respect to the short sale of Shares to hedge a Warrant purchased under the Transferable Stock Option Program, as the case may be:

(i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Hedging Prospectus at the time such bid is submitted that, in the relevant Bidder’s judgment, is material and adverse or that makes it, in such Bidder’s judgment, impracticable to short sell the Shares as contemplated by the Hedging Prospectus;

(ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over the counter market, (C) material disruption in securities settlement, payment or clearance services in the United States, (D) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (E) outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the relevant Bidder’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in such Bidder’s judgment, impracticable or inadvisable to proceed with the short sale of Shares in the manner contemplated in the Hedging Prospectus or any Time of Sale Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act,

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to each of you in writing by the Company prior to such submission of a bid to purchase a Transferable Stock Option or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to each of you prior to such submission of a bid to purchase such Transferable Stock Option.

(b) Each of you shall have received:

(i) on the Commencement Date, promptly after the Company files its annual report on Form 10-K and promptly after the Company files each quarterly report on Form 10-Q, the opinion, dated as of such date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to the Company, or of other counsel satisfactory to each of you and who may be an officer of the Company, to the effect that:

(A) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Hedging Prospectus, as may be amended or supplemented. The Company has the status set forth opposite the jurisdictions listed on Schedule A attached to the legal opinion;

(B) each significant subsidiary of the Company (as defined in Regulation S-X, Rule 1-02(w)) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Hedging Prospectus, as may be amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;1

[1]

provided with respect to Google Ireland Holdings, the following opinion shall be acceptable: “the Company is a company duly incorporated and validly existing under the laws of Ireland with unlimited liability and unlimited duration and possesses the capacity to sue and be sued in its own name and has the power and authority to own its assets and to conduct the business of a holding, management and trading investment company. Based upon the Letter of Status and the Searches, its registration status with the Irish Registry of Companies is designated as “normal” and no steps have been taken to appoint a receiver or examiner to or to wind up the Company.”

(C) this Agreement has been duly authorized, executed and delivered by the Company;

(D) each Program Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(E) if the Warrants had been delivered to and duly paid for by the purchasers thereof pursuant to the Transferable Stock Option Program, such Warrants would be entitled to the benefits of the Warrant Agreement and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Program Agreements and the Warrants will not contravene any statute, rule or regulation known to such counsel to be customarily applicable to transactions of this nature or the certificate of incorporation or bylaws of the Company or, to such counsel’s knowledge, any agreement filed as an exhibit to the Registration Statement or incorporated by reference to the Registration Statement and filed pursuant to Item 601(b)(10) of Regulation S-K to which the Company is a party or by which the Company is bound (the “Reviewed Agreements”), or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company, and no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Program Agreements or the Warrants in connection with the issuance of the Shares by the Company, except such as have been obtained and made under the Securities Act and except any consents, approvals, authorization or order of, or filing with, any state or foreign securities regulatory authority for which such counsel offers no opinion;

(G) the statements relating to legal matters, documents or proceedings included in the Registration Statement, as then amended or supplemented, under Item 15 fairly summarize in all material respects such matters, documents or proceedings;

(H) such counsel does not know of any legal or governmental proceedings to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Hedging Prospectus, each as then amended or supplemented, and are not so described in all material respects therein as required;

(I) the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(J) (1) in the opinion of such counsel the Registration Statement and the Hedging Prospectus, each as amended or supplemented, if applicable (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any part of the Registration Statement, as then amended, if applicable, when such part became effective (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date the opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Hedging Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date the opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(K) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained or incorporated by reference in the Hedging Prospectus; and

(L) the Shares to be delivered by the Company to you upon the exercise of any Warrant have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Warrant Agreement and such Warrant will be validly issued, fully paid and non-assessable, and the stockholders of the Company have no preemptive rights pursuant to the Company’s Certificate of Incorporation or Bylaws, and, to such counsel’s knowledge, the stockholders of the Company do not have contractual, written preemptive rights with respect to the Shares; and

(ii) on the Commencement Date and promptly after the Company files its annual report on Form 10-K, the opinion, dated as of such date, of Davis Polk & Wardwell, covering the matters in subparagraphs (C), (D), (E) and (G) (with respect to statements in the Hedging Prospectus, as then amended or supplemented, under the caption “Plan of Distribution”) and clauses 5(b)(i)(J)(1), 5(b)(i)(J)(2)(B) and 5(b)(i)(J)(2)(C) above.

With respect to Section 5(b)(i)(J) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinions and beliefs are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement and the Hedging Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 5(b)(i)(J) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and the Hedging Prospectus, and any identified free writing prospectuses (but not including documents incorporated therein by reference) and upon review and discussion of the contents of the Registration Statement and the Hedging Prospectus (including documents incorporated in such prospectus by reference), but are without independent check or verification, except as specified.

(c) On the Commencement Date, promptly after the Company files its annual report on Form 10-K and promptly after the Company files each quarterly report on Form 10-Q, each of you shall have received a certificate, dated as of such date and signed by an executive officer of the Company to the effect set forth in Section 5(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d) On the Commencement Date, promptly after the Company files its annual report on Form 10-K and promptly after the Company files each quarterly report on Form 10-Q, the Company’s public accountants shall have furnished to each of you a letter or letters, dated as of such date in form and substance satisfactory to each of you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Hedging Prospectus, each as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

(e) On the Commencement Date, promptly after the Company files its annual report on Form 10-K and promptly after the Company files each quarterly report on Form 10-Q, the Company shall have furnished to each of you such appropriate further information, certificates and documents as each of you may reasonably request.

If the conditions set forth in this Section 5 have not been complied with as and when required in connection with a Bidder’s purchase of Transferable Stock Options under the Transferable Stock Option Program, such Bidder shall have the right to notify the Company that it is suspending the use of the Hedging Prospectus and any Time of Sale Prospectus until the conditions set forth in this Section 5 have been complied with, and shall have the right to treat such non-compliance as constituting a Suspension Start Date for purposes of Section 3(b) and the initiation of an Unscheduled Blackout Period on such Suspension Start Date for purposes of Section 3(d).

6. Additional Agreements of the Company. Each time the Registration Statement or the Hedging Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change each Bidder deems to be immaterial or only related to the 2004 Stock Plan Prospectus), the Company will deliver or cause to be delivered forthwith to each of you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to each of you, of the same tenor as the certificate referred to in Section 5(c) relating to the Registration Statement or the Hedging Prospectus, each as amended or supplemented to the time of delivery of such certificate.

7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls each of you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Hedging Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the relevant Bidder furnished to the Company in writing by such Bidder expressly for use therein.

(b) Each of you agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each of you, but only with reference to information relating to the relevant Bidder furnished to the Company in writing by such Bidder expressly for use in the Registration Statement, any Time of Sale Prospectus, any issuer free writing prospectus or the Hedging Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified party, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any short sale of Shares effected using the Hedging Prospectus, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the relevant Bidder on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the relevant Bidder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Bidder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligations of the Bidders to contribute pursuant to this Section 7 are several in proportion to the respective aggregate notional amounts of Transferable Stock Options purchased by each Bidder under the Transferable Stock Option Program, and not joint.

(e) The Company and each of you agrees that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Bidder shall be required to contribute any amount in excess of the amount by which the total price at which such Bidder sold Shares to the public using the Hedging Prospectus exceeds the amount of any damages that such Bidder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in or made pursuant to this Agreement or the Program Agreements will remain operative and in full force and effect, regardless of (i) any termination of this Agreement or any Program Agreement, (ii) any investigation made by or on behalf of the relevant Bidder, any person controlling such Bidder or any of its affiliates or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Warrants purchased under the Transferable Stock Option Program.

8. Termination. The Company may terminate this Agreement in whole or as to any Bidder and any Bidder may terminate this Agreement as to such Bidder, in each case, at any time by giving written notice of such termination to the other parties hereto not less than three Exchange Business Days prior to the effective date of such notice. Any such termination shall be without prejudice to any rights, obligations or liabilities of the parties hereto accrued or incurred prior to such termination. If this Agreement is terminated, the last paragraph of Section 5 and Sections 3(d), 4(e), 4(j), 7, 10, and 12 shall survive as to the Company and each terminated Bidder.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and if sent to the Company, will be mailed, delivered or faxed and confirmed to it at:

Google Inc.

1600 Amphitheater Parkway

Mountain View, CA 94043

Attention: Chief Financial Officer

if sent to Morgan Stanley & Co. Incorporated, will be mailed, delivered or faxed and confirmed to it at:

Morgan Stanley & Co. Incorporated

1585 Broadway

5th Floor

New York, NY 10036

With copies to:

Morgan Stanley & Co. Incorporated

Legal and Compliance Division

1221 Avenue of the Americas

40th Floor

New York, NY 10020

Morgan Stanley & Co. Incorporated

1585 Broadway

5th Floor

New York, NY 10036

if sent to Citigroup Global Markets Inc., will be mailed, delivered or faxed and confirmed to it at:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, NY 10013

Attention: Corporate Equity Derivatives

With copies to:

Citigroup Global Markets Inc.

388 Greenwich Street, 17th Floor

New York, NY 10013

Attention: Capital Markets Legal Dept.

Citigroup Global Markets Inc.

250 West Street, 11th Floor

New York, NY 10013

Attention: Control Group

if sent to Credit Suisse Securities (USA) LLC, will be mailed, delivered or faxed and confirmed to it at:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

With a copy to:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Attention: LCD-IBD

if sent to UBS Securities LLC, will be mailed, delivered or faxed and confirmed to it at:

UBS AG, London Branch

c/o UBS Securities LLC

299 Park Avenue

New York, NY 10171

With a copy to:

Equities Legal Department

677 Washington Boulevard

Stamford, CT 06901

and:

Equities Volatility Trading

677 Washington Boulevard

Stamford, CT 06901

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7. This Agreement will also inure to the benefit of the affiliates of the Bidder that are parties to the Warrant Agreement, but no other person shall have any right or obligation hereunder.

11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

13. Amendments. The Company may amend this Agreement to appoint another broker-dealer registered under the Exchange Act to act as a Bidder hereunder on the same terms and conditions as are then applicable to the other Bidders or to terminate the participation of a Bidder under this Agreement and the Transferable Stock Option Program, without the consent of any other party hereto. Except as aforesaid, the parties hereto may only amend this Agreement with the written consent of all the parties.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your respective understandings of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your respective acceptances shall represent a binding agreement between the Company and each of you.

Very truly yours,

GOOGLE INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Time of Sale Prospectus

SCHEDULE II

Designated Persons

Bidder
Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC